Exhibit 99.1

13215 Bee Cave Pkwy, Suite B-300, Austin, TX 78738
Telephone: 512-538-2300 Fax: 512-538-2333
www.shpreit.com

NEWS RELEASE

SUMMIT HOTEL PROPERTIES REPORTS FOURTH QUARTER AND FULL YEAR 2019 RESULTS

Net Income of $67.8 million for 2019;

Adjusted EBITDAre of $185.3 million and Adjusted FFO per share of $1.25 in 2019;

Completed Acquisition of Five Hotels for $275 Million Through GIC Joint Venture

Austin, Texas, February 25, 2020 - - - Summit Hotel Properties, Inc. (NYSE: INN) (the “Company”), today announced results for the quarter and year ended December 31, 2019.

“We are pleased with our fourth quarter and full year results as RevPAR growth in our diversified portfolio of well-located hotels exceeded both the Smith Travel Research Upscale and Total U.S. growth rates by 150 basis points and 10 basis points, respectively, for the full year 2019. We once again gained significant market share during the year as our RevPAR index increased by 170 basis points driven, in part, by the success of several creative revenue management strategies and a continued commitment to investing capital across our portfolio,” said Dan Hansen, the Company’s Chairman, President and Chief Executive Officer. “We had an extremely active year executing on several opportunistic transactions that we believe will create long-term shareholder value, including selling ten hotels at attractive valuations. That capital was recycled into the acquisition of five high-quality hotels through our newly established joint venture with GIC, which will enhance our overall return on investment and provides us a unique vehicle for opportunistic external growth,” commented Mr. Hansen.

Full Year 2019 Summary

•	Net Income: Net income attributable to common stockholders decreased 4.5 percent to $67.8 million, or $0.65 per diluted share, compared with $71.0 million, or $0.68 per diluted share, in the same period of 2018.

•	Pro Forma RevPAR: Pro forma revenue per available room (“RevPAR”) increased 1.0 percent to $127.82 from the same period in 2018. Pro forma average daily rate (“ADR”) increased 0.5 percent to $161.96 compared to the same period in 2018 and pro forma occupancy increased 0.5 percent to 78.9 percent.

•	Same-Store RevPAR: Same-store RevPAR increased 1.1 percent to $124.21 from the same period in 2018. Same-store ADR increased 0.5 percent to $158.57 compared to the same period in 2018 and occupancy increased 0.6 percent to 78.3 percent.

•	Pro Forma Hotel EBITDA: Pro forma hotel EBITDA was $215.4 million, a decrease of 0.3 percent from the same period in 2018. Pro forma hotel EBITDA margin contracted by 78 basis points to 37.6 percent from 38.4 percent in the same period of 2018.

•	Adjusted EBITDAre: Adjusted EBITDAre decreased 5.7 percent to $185.3 million from $196.5 million in the same period of 2018.

•	Adjusted FFO: AFFO decreased 7.5 percent to $130.4 million, or $1.25 per diluted share, from $141.0 million, or $1.35 per diluted share, in the same period of 2018.

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•	Acquisitions: The Company acquired five hotels containing 798 guestrooms and two vacant parcels of land through its joint venture with GIC for an aggregate purchase price of $276.9 million.

•	Dispositions: The Company sold 10 hotels containing 1,170 guestrooms for an aggregate gross sales price of $168.4 million. The 10 properties were sold at an average trailing twelve month capitalization rate of 6.7 percent including estimated foregone capital expenditures and resulted in the realization of an aggregate net gain on sale of $45.6 million.

The Company’s results for the three and twelve months ended December 31, 2019 and 2018 are as follows:

	For the Three Months Ended December 31,			For the Years Ended December 31,
	2019		2018	2019		2018
	(unaudited)
Net income attributable to common stockholders	$5,532		$2,047	$67,772		$70,973
Net income per diluted share	$0.05		$0.02	$0.65		$0.68
Total revenues	$133,781		$132,509	$549,348		$567,270
EBITDAre (1)	$42,129		$43,839	$181,148		$192,533
Adjusted EBITDAre (1)	$40,917		$45,015	$185,263		$196,480
FFO (1)	$25,936		$29,522	$122,491		$131,324
Adjusted FFO (1)	$26,974		$31,289	$130,356		$140,989
FFO per diluted share and unit (1,2)	$0.25		$0.28	$1.17		$1.26
Adjusted FFO per diluted share and unit (1,2)	$0.26		$0.30	$1.25		$1.35

Pro Forma (3)
RevPAR	$117.85		$118.03	$127.82		$126.52
RevPAR Growth	-0.2%			1.0%
Hotel EBITDA	$46,369		$49,283	$215,372		$215,931
Hotel EBITDA margin	34.7%		36.9%	37.6%		38.4%
Hotel EBITDA margin growth	-218	bps		-78	bps

(1)	See tables later in this press release for a discussion and reconciliation of net income to non-GAAP financial measures, including earnings before interest, taxes, depreciation and amortization (“EBITDA”), EBITDAre, adjusted EBITDAre, funds from operations (“FFO”), FFO per diluted share and unit, adjusted FFO (“AFFO”), and AFFO per diluted share and unit, as well as a reconciliation of operating income to hotel EBITDA. See “Non-GAAP Financial Measures” at the end of this release.

(2)	Amounts are based on 104,385,000 weighted average diluted common shares and units and 104,143,000 weighted average diluted common shares and units for the three months ended December 31, 2019, and 2018, respectively, and 104,363,000 weighted average diluted common shares and units and 104,315,000 weighted average diluted common shares and units for the twelve months ended December 31, 2019, and 2018, respectively. The Company includes the outstanding common units of limited partnership interests (“OP Units”) in Summit Hotel OP, LP, the Company’s operating partnership, held by limited partners other than the Company in the determination of weighted average diluted common shares and units because the OP Units are redeemable for cash or, at the Company’s option, shares of the Company’s common stock on a one-for-one basis.

(3)	Unless stated otherwise in this release, all pro forma information includes operating and financial results for 72 hotels owned as of December 31, 2019, as if each hotel had been owned by the Company since January 1, 2018. As a result, all pro forma information includes operating and financial results for hotels acquired since January 1, 2018, which includes periods prior to the Company’s ownership. Pro forma and non-GAAP financial measures are unaudited.

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Fourth Quarter 2019 Summary

•	Net Income: Net income attributable to common stockholders increased to $5.5 million, or $0.05 per diluted share, compared with $2.0 million, or $0.02 per diluted share, in the same period of 2018.

•	Pro Forma RevPAR: Pro forma RevPAR decreased 0.2 percent to $117.85 from the same period in 2018. Pro forma ADR declined 1.2 percent to $155.30 from the same period in 2018 and pro forma occupancy increased 1.1 percent to 75.9 percent.

•	Same-Store RevPAR: Same-store RevPAR increased 0.3 percent to $115.21 from the same period in 2018. Same-store ADR decreased 1.3 percent to $152.53 compared to the same period in 2018 and same-store occupancy increased 1.6 percent to 75.5 percent.

•	Pro Forma Hotel EBITDA: Pro forma hotel EBITDA was $46.4 million, a decrease of 5.9 percent from the same period in 2018. Pro forma hotel EBITDA margin contracted by 218 basis points to 34.7 percent from 36.9 percent in the same period of 2018.

•	Adjusted EBITDAre: Adjusted EBITDAre decreased 9.1 percent to $40.9 million from $45.0 million in the same period of 2018.

•	Adjusted FFO: AFFO decreased 13.8 percent to $27.0 million, or $0.26 per diluted share, from $31.3 million, or $0.30 per diluted share, in the same period of 2018.

•	Acquisitions: The Company acquired four hotels located on the west coast through its joint venture with GIC for an aggregate purchase price of $249 million.

•	Dispositions: The Company completed the disposition of two hotels located in Birmingham, AL for $21.8 million. The two properties were sold at an average trailing twelve month capitalization rate of 5.3 percent including estimated foregone capital improvements and resulted in the realization of an aggregate net gain on sale of $4.9 million

2019 Transaction Activity

Acquisitions

During 2019, the Company acquired five hotels containing 798 guestrooms and two adjacent land parcels for an aggregate purchase price of $276.9 million, all through its joint venture with GIC, Singapore’s sovereign wealth fund.

•	88-guestroom Hampton Inn & Suites Silverthorne

•	258-guestroom Residence Inn by Marriott Portland Downtown/RiverPlace

•	169-guestroom Hilton Garden Inn San Francisco Airport North

•	161-guestroom Hilton Garden Inn San Jose/Milpitas

•	122-guestroom Residence Inn Portland Hillsboro

Acquired in August 2019, the 88-guestroom Hampton Inn & Suites located in Silverthorne, Colorado is ideally situated near popular ski destinations including Keystone, Breckenridge, Copper Mountain, and Arapahoe Basin, the hotel benefits from strong, year-round leisure demand and a local corporate base. The Company also acquired four hotels located on the west coast for $249 million in October 2019. The portfolio of four hotels is located in three high-growth markets and includes the 258-guestroom Residence Inn by Marriott Portland Downtown/RiverPlace, the 169-guestroom Hilton Garden Inn San Francisco Airport North, the 161-guestroom Hilton Garden Inn San Jose/Milpitas, and the 122-guestroom Residence Inn by Marriott Portland Hillsboro. Over the next three years, the Company expects to invest approximately $24 million of capital, $12 million on a pro rata basis, into the hotels on behalf of the joint venture.

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The hotels acquired in 2019 had an average RevPAR of $159 in 2019, which represents a 25% premium over the Company’s pro forma portfolio average RevPAR, and hotel EBITDA margin of 47.5 percent, which was 990 basis points higher than the pro forma portfolio average for the same period.

Dispositions

During 2019, the Company also sold 10 hotels containing 1,170 guestrooms in various markets for an aggregate gross sales price of $168.4 million. The aggregate gross sales price, plus estimated foregone capital investment, represented an average trailing twelve-month capitalization rate of 6.7 percent at the time of sale. The transactions resulted in an aggregate net gain on sale of $45.6 million.

•	113-guestroom SpringHill Suites by Marriott Minneapolis-St. Paul Airport/Mall of America

•	146-guestroom Hampton Inn & Suites Minneapolis-St. Paul Airport/Mall of America

•	189-guestroom Residence Inn by Marriott Salt Lake City Downtown

•	127-guestroom Hyatt Place Dallas/Arlington

•	101-guestroom Hampton Inn Santa Barbara/Goleta

•	139-guestroom Hampton Inn Boston/Norwood

•	95-guestroom Hilton Garden Inn Birmingham/Lakeshore Drive

•	130-guestroom Hilton Garden Inn Birmingham SE/Liberty Park

•	66-guestroom Holiday Inn Express Charleston, WV

•	64-guestroom Country Inn & Suites by Radisson Charleston, WV

The hotels sold in 2019 had an average trailing twelve month RevPAR of $102 at their respective sale dates, which is 20% lower than the Company’s pro forma portfolio average RevPAR, and hotel EBITDA margin of 32.3 percent, which was 530 basis points lower than the pro forma portfolio average for the same period.

Capital Improvements

The Company invested $12.6 million and $59.3 million in capital improvements during the three and twelve months ended December 31, 2019, respectively, and anticipates investing a total of $50 million to $70 million in capital improvements on a consolidated basis, and $45 million to $65 million on a pro rata basis, across its portfolio during 2020.

Capital Markets & Balance Sheet

At December 31, 2019, inclusive of its pro rata share of the Joint Venture credit facility, the Company had the following:

•	Pro rata outstanding debt of $954.1 million with a weighted average interest rate of 3.95 percent.

•	After giving effect to interest rate derivative agreements, $549.2 million, or 58 percent, of our pro rata outstanding debt had fixed interest rates, and $404.9 million, or 42 percent had variable interest rates.

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•	Undrawn availability on its senior unsecured revolving credit facility of $315.0 million.

•	Pro rata net debt to trailing twelve-month pro forma adjusted EBITDAre of 4.8x.

At February 18, 2020, inclusive of its pro rata share of the Joint Venture credit facility, the Company had the following:

•	Pro rata outstanding debt of $943.5 million with a weighted average interest rate of 3.88 percent.

•	After giving effect to interest rate derivative agreements, $548.7 million, or 58 percent, of our pro rata outstanding debt had fixed interest rates, and $394.8 million, or 42 percent had variable interest rates.

•	Undrawn availability on its senior unsecured revolving credit facility of $325.0 million.

•	Pro rata net debt to trailing twelve-month pro forma adjusted EBITDAre of 4.8x.

Also on February 18, 2020, the Company repriced its $225 million seven-year term loan, lowering the interest rate to 150 basis points plus LIBOR based on the Company’s current pricing level, which represents a reduction of 40 basis points compared to the prior rate of 190 basis points plus LIBOR. All other material provisions of the loan remain unchanged, including the maturity date of the loan which remains February 14, 2025. The Company expects to realize approximately $0.9 million in annual interest expense savings as a result of the transaction.

Dividends

On January 31, 2020, the Company declared a quarterly cash dividend of $0.18 per share on its common stock and per common unit of limited partnership interest in Summit Hotel OP, LP. The annualized dividend of $0.72 per share and per unit represents an annual dividend yield of 6.7 percent based on the February 24, 2020, closing stock price.

In addition, the Company declared a quarterly cash dividend of:

•	$0.403125 per share on its 6.45% Series D Cumulative Redeemable Preferred Stock.

•	$0.390625 per share on its 6.25% Series E Cumulative Redeemable Preferred Stock.

The common and preferred dividends are payable on February 28, 2020 to holders of record as of February 14, 2020.

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2020 Outlook

The Company is providing its outlook for the full year 2020 based on 72 hotels, 67 of which were wholly owned, as of February 25, 2020. There are no future acquisitions, dispositions, or additional capital markets activities assumed in the Company’s outlook for full year 2019 beyond those previously mentioned.

FULL YEAR 2020
(Dollars in thousands, except RevPAR and per unit data)
	Low	High
Pro forma RevPAR (72) [1]	$125.25	$129.00
Pro forma RevPAR growth (72) [1]	(2.00)%	1.00%
RevPAR (same-store 65) [2]	$123.00	$126.75
RevPAR growth (same-store 65) [2]	(2.00)%	1.00%
Adjusted EBITDAre	$177,600	$190,400
Adjusted FFO	$120,100	$133,200
Adjusted FFO per diluted unit [3]	$1.15	$1.27
Capital improvements	$50,000	$70,000

(1)	As of February 25, 2020, the Company owns a majority interest in 72 hotels, 67 of which are wholly owned. Pro forma outlook information for the full year 2020 includes operating estimates for 72 hotels as if each hotel had been owned since January 1, 2019.

(2)	As of February 25, 2020, the Company owned 67 same-store hotels. The same-store outlook information includes operating estimates for 67 hotels owned by the Company since January 1, 2019.

(3)	Assumes weighted average diluted common shares and units outstanding of 104,600,000 for the full year 2020.

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Fourth Quarter and Full Year 2019 Earnings Conference Call

The Company will conduct its quarterly conference call on Wednesday, February 26, 2020, at 9:00 AM ET. To participate in the conference call, please dial 877-930-8101. The conference identification code for the call is 5687929. Additionally, a live webcast of the quarterly conference call will be available through the Company’s website, www.shpreit.com. A replay of the quarterly conference call webcast will be available until 12:00 PM ET Wednesday, March 4, 2020, by dialing 855-859-2056, conference identification code 5687929. A replay will also be available in the Investor Relations section of the Company’s website until April 30, 2020.

About Summit Hotel Properties

Summit Hotel Properties, Inc. is a publicly-traded real estate investment trust focused on owning premium-branded hotels with efficient operating models primarily in the Upscale segment of the lodging industry. As of February 25, 2020, the Company’s portfolio consisted of 72 hotels, 67 of which were wholly owned, with a total of 11,288 guestrooms located in 23 states.

For additional information, please visit the Company’s website, www.shpreit.com, and follow the Company on Twitter at @SummitHotel_INN.

Contact:

Adam Wudel

SVP – Finance & Capital Markets

Summit Hotel Properties, Inc.

(512) 538-2325

(1) Includes all acquisitions and dispositions completed as of February 25, 2020.

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Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “plan,” “likely,” “would” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. Examples of forward-looking statements include the following: the Company’s ability to realize growth from the deployment of renovation capital; projections of the Company’s revenues and expenses, capital expenditures or other financial items; descriptions of the Company’s plans or objectives for future operations, acquisitions, dispositions, financings, redemptions or services; forecasts of the Company’s future financial performance and potential increases in average daily rate, occupancy, RevPAR, room supply and demand, EBITDAre, Adjusted EBITDAre, FFO and AFFO; the Company’s outlook with respect to pro forma RevPAR, pro forma RevPAR growth, RevPAR, RevPAR growth, AFFO, AFFO per diluted share and unit and renovation capital deployed; and descriptions of assumptions underlying or relating to any of the foregoing expectations regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the hotel industry, and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission (“SEC”). Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

For information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC, and its quarterly and other periodic filings with the SEC. The Company undertakes no duty to update the statements in this release to conform the statements to actual results or changes in the Company’s expectations.

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Summit Hotel Properties, Inc.

Condensed Consolidated Balance Sheets

(Dollars in thousands)

	December 31, 2019	December 31, 2018
ASSETS
Investment in hotel properties, net	$2,184,232	$2,065,554
Undeveloped land	1,500	2,267
Assets held for sale, net	425	7,633
Investment in real estate loans, net	30,936	30,700
Right-of-use assets	29,884	-
Cash and cash equivalents	42,238	44,088
Restricted cash	27,595	28,468
Trade receivables, net	13,281	13,978
Prepaid expenses and other	8,844	10,111
Deferred charges, net	4,709	4,691
Other assets	12,039	14,807
Total assets	$2,355,683	$2,222,297
LIABILITIES AND EQUITY
Liabilities:
Debt, net of debt issuance costs	$1,016,163	$958,712
Lease liabilities	19,604	-
Accounts payable	4,767	5,391
Accrued expenses and other	71,759	66,050
Total liabilities	1,112,293	1,030,153

Total stockholders' equity	1,173,778	1,189,849
Non-controlling interests in operating partnership	1,809	2,295
Non-controlling interest in joint venture	67,803	-
Total equity	1,243,390	1,192,144
Total liabilities and equity	$2,355,683	$2,222,297

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Summit Hotel Properties, Inc.

Condensed Consolidated Statements of Operations

(Dollars in thousands, except per share amounts)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2019	2018	2019	2018
Revenues:
Room	$122,474	$121,788	$505,342	$523,439
Food and beverage	5,803	5,979	23,785	24,225
Other	5,504	4,742	20,221	19,606
Total revenues	133,781	132,509	549,348	567,270
Expenses:
Room	28,093	28,752	112,244	119,724
Food and beverage	4,771	4,602	18,552	19,191
Other hotel operating expenses	40,049	37,499	158,181	159,173
Property taxes, insurance and other	11,421	11,089	44,220	43,339
Management fees	3,295	3,593	16,575	18,521
Depreciation and amortization	26,928	25,872	99,445	101,013
Corporate general and administrative	6,180	4,430	23,622	21,509
Loss on impairment of assets	836	1,075	2,521	1,075
Total expenses	121,573	116,912	475,360	483,545
Gain (loss) on disposal of assets, net	5,763	(640)	45,418	41,474
Operating income	17,971	14,957	119,406	125,199
Other income (expense):
Interest expense	(10,962)	(11,365)	(41,030)	(41,944)
Other income, net	2,217	1,363	5,472	6,949
Total other expense	(8,745)	(10,002)	(35,558)	(34,995)
Income from continuing operations before income taxes	9,226	4,955	83,848	90,204
Income tax (expense) benefit	(473)	802	(1,500)	922
Net income	8,753	5,757	82,348	91,126
Less: (Income) loss attributable to non-controlling interests:
Operating Partnership	(7)	(1)	(157)	(205)
Joint venture	496	-	419	-
Net income attributable to Summit Hotel Properties, Inc.	9,242	5,756	82,610	90,921
Preferred dividends	(3,710)	(3,709)	(14,838)	(16,671)
Premium on redemption of preferred stock	-	-	-	(3,277)
Net income attributable to common stockholders	$5,532	$2,047	$67,772	$70,973
Earnings per share:
Basic and diluted	$0.05	$0.02	$0.65	$0.68
Weighted average common shares outstanding:
Basic	103,964	103,682	103,887	103,623
Diluted	104,008	103,759	103,939	103,842
Dividends per share	$0.18	$0.18	$0.72	$0.72

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Summit Hotel Properties, Inc.
Reconciliation of Net Income to Non-GAAP Measures – Funds From Operations

(Unaudited)

(Dollars in thousands, except per share and unit amounts)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2019	2018	2019	2018
Net income	$8,753	$5,757	$82,348	$91,126
Preferred dividends	(3,710)	(3,709)	(14,838)	(16,671)
Premium on redemption of preferred stock	-	-	-	(3,277)
Loss from non-controlling interest in consolidated joint venture	496	-	419	-
Net income applicable to common shares and common units	$5,539	$2,048	$67,929	$71,178
Real estate-related depreciation (1)	26,813	25,759	99,013	100,545
Loss on impairment of assets	836	1,075	2,521	1,075
(Gain) loss on disposal of assets, net	(5,763)	640	(45,418)	(41,474)
Adjustments related to non-controlling interest in consolidated joint venture	(1,489)	-	(1,554)	-
FFO applicable to common shares and common units	$25,936	$29,522	$122,491	$131,324
Amortization of lease-related intangible assets, net	22	95	127	712
Amortization of deferred financing costs	444	478	1,485	1,973
Amortization of franchise fees (1)	115	113	432	468
Equity-based compensation	1,453	1,298	6,219	6,665
Debt transaction costs	45	136	1,892	401
Premium on redemption of preferred stock	-	-	-	3,277
Non-cash interest income	(764)	(517)	(2,477)	(2,045)
Non-cash lease expense, net	111	-	494	-
Casualty (recoveries) losses, net	(321)	164	(239)	(1,786)
Adjustments related to non-controlling interest in consolidated joint venture	(67)	-	(68)	-
AFFO applicable to common shares and common units	$26,974	$31,289	$130,356	$140,989
Weighted average diluted common shares / common units (2)	104,385	104,143	104,363	104,315
FFO per common share / common unit	$0.25	$0.28	$1.17	$1.26
AFFO per common share / common unit	$0.26	$0.30	$1.25	$1.35

(1)	The total of these line items represents depreciation and amortization as reported on the Company’s Condensed Consolidated Statements of Operations for the periods presented.

(2)	Non-cash interest income relates to the amortization of the discount on certain notes receivable. The discount on these notes receivable was recorded at inception of the related loans based on the estimated value of the embedded purchase options in the notes receivable.

(3)	The Company includes the outstanding OP units issued by Summit Hotel OP, LP, the Company’s operating partnership, held by limited partners other than the Company because the OP units are redeemable for cash or, at the Company’s option, shares of the Company’s common stock on a one-for-one basis.

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Summit Hotel Properties, Inc.

Reconciliation of Net Income to Non-GAAP Measures – EBITDAre

(Unaudited)

(Dollars in thousands)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2019	2018	2019	2018
Net income	$8,753	$5,757	$82,348	$91,126
Depreciation and amortization	26,928	25,872	99,445	101,013
Interest expense	10,962	11,365	41,030	41,944
Interest income	(60)	(68)	(278)	(229)
Income tax expense (benefit)	473	(802)	1,500	(922)
EBITDA	$47,056	$42,124	$224,045	$232,932
Loss on impairment of assets	836	1,075	2,521	1,075
(Gain) loss on disposal of assets, net	(5,763)	640	(45,418)	(41,474)
EBITDAre	$42,129	$43,839	$181,148	$192,533
Amortization of lease-related intangible assets, net	22	95	127	712
Equity-based compensation	1,453	1,298	6,219	6,665
Debt transaction costs	45	136	1,892	401
Non-cash interest income (1)	(764)	(517)	(2,477)	(2,045)
Non-cash lease expense, net	111	-	494	-
Casualty (recoveries) losses, net	(321)	164	(239)	(1,786)
Loss from non-controlling interest in consolidated joint venture	496	-	419	-
Adjustments related to non-controlling interest in consolidated joint venture	(2,254)	-	(2,320)	-
Adjusted EBITDAre	$40,917	$45,015	$185,263	$196,480

(1)	Non-cash interest income relates to the amortization of the discount on certain notes receivable. The discount on these notes receivable was recorded at inception of the related loans based on the estimated value of the embedded purchase options in the notes receivable.

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Summit Hotel Properties, Inc.

Pro Forma Hotel Operating Data

(Unaudited)

(Dollars in thousands)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2019	2018	2019	2018
Pro Forma Operating Data (1) (2)
Pro forma room revenue	$122,384	$122,563	$526,622	$517,340
Pro forma other hotel operations revenue	11,318	11,120	45,640	44,757
Pro forma total revenues	133,702	133,683	572,262	562,097
Pro forma total hotel operating expenses	87,333	84,400	356,890	346,166
Pro forma hotel EBITDA	$46,369	$49,283	$215,372	$215,931
Pro forma hotel EBITDA Margin	34.7%	36.9%	37.6%	38.4%

Reconciliations of Non-GAAP financial measures to comparable GAAP financial measures

Revenue:
Total revenues	$133,781	$132,509	$549,348	$567,270
Total revenues - acquisitions (1)	775	11,414	38,778	58,178
Total revenues - dispositions (2)	(854)	(10,240)	(15,864)	(63,351)
Pro forma total revenues	133,702	133,683	572,262	562,097

Hotel Operating Expenses:
Total hotel operating expenses	87,629	85,535	349,772	359,948
Hotel operating expenses - acquisitions (1)	520	6,152	19,474	28,667
Hotel operating expenses - dispositions (2)	(816)	(7,287)	(12,356)	(42,449)
Pro forma hotel operating expenses	87,333	84,400	356,890	346,166

Hotel EBITDA:
Operating income	17,971	14,957	119,406	125,199
(Gain) loss on disposal of assets, net	(5,763)	640	(45,418)	(41,474)
Loss on impairment of assets	836	1,075	2,521	1,075
Corporate general and administrative	6,180	4,430	23,622	21,509
Depreciation and amortization	26,928	25,872	99,445	101,013
Hotel EBITDA	46,152	46,974	199,576	207,322
Hotel EBITDA - acquisitions (1)	255	5,262	19,304	29,511
Hotel EBITDA - dispositions (2)	(38)	(2,953)	(3,508)	(20,902)
Pro forma hotel EBITDA	$46,369	$49,283	$215,372	$215,931

(1)	Unaudited pro forma information includes operating results for 72 hotels owned as of December 31, 2019, as if all such hotels had been owned by the Company since January 1, 2018. For hotels acquired by the Company after January 1, 2018 (the “Acquired Hotels”), the Company has included in the pro forma information the financial results of each of the Acquired Hotels for the period from January 1, 2018, to the date the Acquired Hotels were purchased by the Company (the “Pre-acquisition Period”). The financial results for the Pre-acquisition Period were provided by the third-party owner of such Acquired Hotel prior to purchase by the Company and have not been audited or reviewed by our auditors or adjusted by us. The pro forma information is included to enable comparison of results for the current reporting period to results for the comparable period of the prior year and are not indicative of future results.

(2)	For hotels sold by the Company between January 1, 2018 and December 31, 2019 (the “Disposed Hotels”), the unaudited pro forma information excludes the financial results of each of the Disposed Hotels for the period of ownership by the Company from January 1, 2018 through the date that the Disposed Hotels were sold by the Company.

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Summit Hotel Properties, Inc.

Pro Forma Hotel Operating Data

(Unaudited)

(Dollars in thousands, except operating statistics)

	2019				Year Ended
	Q1	Q2	Q3	Q4	December 31, 2019
Pro Forma Operating Data (1) (2)
Pro forma room revenue	$130,512	$140,368	$133,358	$122,384	$526,622
Pro forma other hotel operations revenue	11,244	11,872	11,206	11,318	45,640
Pro forma total revenues	141,756	152,240	144,564	133,702	572,262
Pro forma total hotel operating expenses	87,948	91,335	90,274	87,333	356,890
Pro forma hotel EBITDA	$53,808	$60,905	$54,290	$46,369	$215,372
Pro forma hotel EBITDA Margin	38.0%	40.0%	37.6%	34.7%	37.6%

Pro Forma Statistics (1) (2)
Rooms sold	780,232	844,867	838,378	788,040	3,251,517
Rooms available	1,015,830	1,027,178	1,038,496	1,038,496	4,120,000
Occupancy	76.8%	82.3%	80.7%	75.9%	78.9%
ADR	$167.27	$166.14	$159.07	$155.30	$161.96
RevPAR	$128.48	$136.65	$128.41	$117.85	$127.82

Actual Statistics
Rooms sold	796,661	808,354	793,599	790,751	3,189,365
Rooms available	1,043,070	988,075	990,708	1,042,076	4,063,929
Occupancy	76.4%	81.8%	80.1%	75.9%	78.5%
ADR	$160.80	$162.87	$155.13	$154.88	$158.45
RevPAR	$122.81	$133.25	$124.27	$117.53	$124.35

Reconciliations of Non-GAAP financial measures to comparable GAAP financial measures

Revenue:
Total revenues	138,952	142,930	133,685	133,781	$549,348
Total revenues from acquisitions (1)	12,343	12,899	12,761	775	38,778
Total revenues from dispositions (2)	(9,539)	(3,589)	(1,882)	(854)	(15,864)
Pro forma total revenues	141,756	152,240	144,564	133,702	572,262

Hotel Operating Expenses:
Total hotel operating expenses	88,791	87,676	85,676	87,629	349,772
Total hotel operating expenses from acquisitions (1)	6,239	6,570	6,145	520	19,474
Total hotel operating expenses from dispositions (2)	(7,082)	(2,911)	(1,547)	(816)	(12,356)
Pro forma total hotel operating expenses	87,948	91,335	90,274	87,333	356,890

Hotel EBITDA:
Operating income	22,801	59,390	19,244	17,971	119,406
(Gain) loss on disposal of assets, net	(4,166)	(35,520)	31	(5,763)	(45,418)
Loss on impairment of assets	-	1,685	-	836	2,521
Corporate general and administrative	5,990	5,920	5,532	6,180	23,622
Depreciation and amortization	25,536	23,779	23,202	26,928	99,445
Hotel EBITDA	50,161	55,254	48,009	46,152	199,576
Hotel EBITDA from acquisitions (1)	6,104	6,329	6,616	255	19,304
Hotel EBITDA from dispositions (2)	(2,457)	(678)	(335)	(38)	(3,508)
Pro forma hotel EBITDA	$53,808	$60,905	$54,290	$46,369	$215,372

(1)	Unaudited pro forma information includes operating results for 72 hotels owned as of December 31, 2019 as if all such hotels had been owned by the Company since January 1, 2019. For hotels acquired by the Company after January 1, 2019 (the “Acquired Hotels”), the Company has included in the pro forma information the financial results of each of the Acquired Hotels for the period from January 1, 2019 to the date the Acquired Hotels were purchased by the Company (the “Pre-acquisition Period”). The financial results for the Pre-acquisition Period were provided by the third-party owner of such Acquired Hotel prior to purchase by the Company and have not been audited or reviewed by our auditors or adjusted by us. The pro forma information is included to enable comparison of results for the current reporting period to results for the comparable period of the prior year and are not indicative of future results.

(2)	For hotels sold by the Company between January 1, 2019 and December 31, 2019 (the “Disposed Hotels”), the pro forma information excludes the financial results of each of the Disposed Hotels for the period of ownership by the Company from January 1, 2019 through the date that the Disposed Hotels were sold by the Company.

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Summit Hotel Properties, Inc.

Pro Forma and Same-Store Data

(Unaudited)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2019	2018	2019	2018
Pro Forma (72) [1]
Rooms sold	788,040	779,729	3,251,517	3,211,655
Rooms available	1,038,496	1,038,404	4,120,000	4,089,087
Occupancy	75.9%	75.1%	78.9%	78.5%
ADR	$155.30	$157.19	$161.96	$161.08
RevPAR	$117.85	$118.03	$127.82	$126.52

Occupancy change	1.1%		0.5%
ADR change	-1.2%		0.5%
RevPAR change	-0.2%		1.0%

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2019	2018	2019	2018
Same-Store (65) [1]
Rooms sold	706,835	695,321	2,908,141	2,890,403
Rooms available	935,824	935,732	3,712,660	3,711,483
Occupancy	75.5%	74.3%	78.3%	77.9%
ADR	$152.53	$154.58	$158.57	$157.83
RevPAR	$115.21	$114.86	$124.21	$122.91

Occupancy change	1.6%		0.6%
ADR change	-1.3%		0.5%
RevPAR change	0.3%		1.1%

(1)	Unaudited pro forma information includes operating results for 72 hotels owned as of December 31, 2019, as if each hotel had been owned by the Company since January 1, 2018. As a result, these pro forma operating and financial measures include operating results for certain hotels for periods prior to the Company’s ownership.

(2)	Same-store information includes operating results for 65 hotels owned by the Company as of January 1, 2018, and at all times during the three and twelve months ended December 31, 2019, and 2018.

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Summit Hotel Properties, Inc.

Reconciliation of Net Income to Non-GAAP Measures – Funds From Operations for Financial Outlook

(Unaudited)

(Dollars in thousands, except per share and unit)

	For the Year Ending December 31, 2020
	Low	High
Net income	$26,500	$39,600
Preferred dividends	(14,900)	(14,900)
Income from non-controlling interest in consolidated joint venture	(1,400)	(1,400)
Net income applicable to common shares and units	10,200	23,300
Real estate-related depreciation	109,600	109,600
Adjustments related to non-controlling interest in consolidated joint venture	(6,100)	(6,100)
FFO applicable to common shares and common units	113,700	126,800
Amortization of lease-related intangible assets, net	100	100
Amortization of deferred financing costs	1,800	1,800
Amortization of franchise fees	500	500
Equity-based compensation	6,700	6,700
Debt transaction costs	200	200
Non-cash interest income	(3,000)	(3,000)
Non-cash lease expense, net	400	400
Casualty recoveries, net	-	-
Adjustments related to non-controlling interest in consolidated joint venture	(300)	(300)
AFFO applicable to common shares and common units	$120,100	$133,200
Weighted average diluted common shares/common units (1)	104,600	104,600
FFO per common share and common unit	$1.09	$1.21
AFFO per common share and common unit	$1.15	$1.27

(1)	The Company includes the outstanding OP units issued by Summit Hotel OP, LP, the Company’s operating partnership, held by limited partners other than the Company because the OP units are redeemable for cash or, at the Company’s option, shares of the Company’s common stock on a one-for-one basis.

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Summit Hotel Properties, Inc.

Reconciliation of Net Income to Non-GAAP Measures – EBITDA for Financial Outlook

(Unaudited)

(Dollars in thousands)

	For the Year Ending December 31, 2020
	Low	High
Net income	$26,500	$39,600
Depreciation and amortization	110,100	110,100
Interest expense	43,800	43,500
Interest income	(300)	(300)
Income tax expense	3,700	3,700
EBITDA	183,800	196,600
Loss on impairment of assets	-	-
Gain on disposal of assets, net	-	-
EBITDAre	183,800	196,600
Amortization of lease-related intangible assets, net	100	100
Equity-based compensation	6,700	6,700
Debt transaction costs	200	200
Non-cash interest income	(3,000)	(3,000)
Non-cash lease expense, net	400	400
Casualty recoveries, net	-	-
Income from non-controlling interest in consolidated joint venture	(1,400)	(1,400)
Adjustments related to non-controlling interest in consolidated joint venture	(9,200)	(9,200)
Adjusted EBITDAre	$177,600	$190,400

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Non-GAAP Financial Measures

We disclose certain “non-GAAP financial measures,” which are measures of our historical financial performance. Non-GAAP financial measures are financial measures not prescribed by Generally Accepted Accounting Principles ("GAAP"). These measures are as follows: (i) Funds From Operations (“FFO”) and Adjusted Funds from Operations ("AFFO"), (ii) Earnings before Interest, Taxes, Depreciation and Amortization ("EBITDA"), Earnings before Interest, Taxes, Depreciation and Amortization for Real Estate ("EBITDAre"), Adjusted EBITDAre, and hotel EBITDA (as described below). We caution investors that amounts presented in accordance with our definitions of non-GAAP financial measures may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP financial measures in the same manner. Our non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss) as a measure of our operating performance. Our non-GAAP financial measures may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures, property acquisitions, debt service obligations and other commitments and uncertainties. Although we believe that our non-GAAP financial measures can enhance the understanding of our financial condition and results of operations, these non-GAAP financial measures are not necessarily better indicators of any trend as compared to a comparable measure prescribed by GAAP such as net income (loss).

Funds From Operations (“FFO”) and Adjusted FFO (“AFFO”)

As defined by Nareit, FFO represents net income or loss (computed in accordance with GAAP), excluding preferred dividends, gains (or losses) from sales of real property, impairment losses on real estate assets, items classified by GAAP as extraordinary, the cumulative effect of changes in accounting principles, plus depreciation and amortization related to real estate assets, and adjustments for unconsolidated partnerships, and joint ventures. AFFO represents FFO excluding amortization of deferred financing costs, franchise fees, equity-based compensation expense, debt transaction costs, premiums on redemption of preferred shares, losses from net casualties, non-cash lease expense, non-cash interest income and non-cash income tax related adjustments to our deferred tax assets. Unless otherwise indicated, we present FFO and AFFO applicable to our common shares and common units. We present FFO and AFFO because we consider FFO and AFFO an important supplemental measure of our operational performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO and AFFO when reporting their results. FFO and AFFO are intended to exclude GAAP historical cost depreciation and amortization, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO and AFFO exclude depreciation and amortization related to real estate assets, gains and losses from real property dispositions and impairment losses on real estate assets, FFO and AFFO provide performance measures that, when compared year over year, reflect the effect to operations from trends in occupancy, guestroom rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. Our computation of FFO differs slightly from the computation of Nareit-defined FFO related to the reporting of corporate depreciation and amortization expense. Our computation of FFO may also differ from the methodology for calculating FFO used by other equity REITs and, accordingly, may not be comparable to such other REITs. FFO and AFFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.  Where indicated in this release, FFO is based on our computation of FFO and not the computation of Nareit-defined FFO unless otherwise noted.

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EBITDA, EBITDAre, Adjusted EBITDAre, and Hotel EBITDA

EBITDA

EBITDA represents net income or loss, excluding: (i) interest, (ii) income tax expense and (iii) depreciation and amortization. We believe EBITDA is useful to an investor in evaluating our operating performance because it provides investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe it helps investors meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our asset base (primarily depreciation and amortization) from our operating results. Our management team also uses EBITDA as one measure in determining the value of acquisitions and dispositions.

EBITDAre and Adjusted EBITDAre

EBITDAre is based on EBITDA and is expected to provide additional relevant information about REITs as real estate companies in support of growing interest among generalist investors. EBITDAre is intended to be a supplemental non-GAAP performance measure that is independent of a company’s capital structure and will provide a uniform basis to measure the enterprise value of a company compared to other REITs.

EBITDAre, as defined by Nareit, is calculated as EBITDA, excluding: (i) loss and gains on disposition of property and (ii) asset impairments, if any. We believe EBITDAre is useful to an investor in evaluating our operating performance because it provides investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe it helps investors meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our asset base (primarily depreciation and amortization) from our operating results.

We make additional adjustments to EBITDAre when evaluating our performance because we believe that the exclusion of certain additional non-recurring or certain non-cash items described below provides useful supplemental information to investors regarding our ongoing operating performance. We believe that the presentation of Adjusted EBITDAre, when combined with the primary GAAP presentation of net income, is useful to an investor in evaluating our operating performance because it provides investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe it helps investors meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our asset base (primarily depreciation and amortization) from our operating results.

Hotel EBITDA

With respect to hotel EBITDA, we believe that excluding the effect of corporate-level expenses and non-cash items provides a more complete understanding of the operating results over which individual hotels and operators have direct control. We believe the property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis.

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We caution investors that amounts presented in accordance with our definitions of EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP measures in the same manner. EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA should not be considered as an alternative measure of our net income (loss) or operating performance. EBITDA, EBITDAre adjusted EBITDAre, and hotel EBITDA may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA can enhance your understanding of our financial condition and results of operations, these non-GAAP financial measures are not necessarily a better indicator of any trend as compared to a comparable GAAP measure such as net income (loss). Above, we include a quantitative reconciliation of EBITDA, EBITDAre, adjusted EBITDAre and hotel EBITDA to the most directly comparable GAAP financial performance measure, which is net income (loss) and operating income (loss).

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